Exhibits 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

Santa Clara, Calif.—May 1, 2017—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended April 1, 2017.

First Quarter Highlights

•	Revenues recognized on INTEVAC VERTEX™ volume production systems for display cover panel;

•	Follow-on order received for 12 ENERGi™ solar ion implant systems for 1-Gigawatt capacity expansion;

•	Stronger non-system order activity in our core HDD (hard disk drive) business, leading to revenues exceeding guidance;

•	Approval of the DELTA-I program, which provides multi-national government funding of our ISIE 19 night-vision sensor in Photonics;

•	Favorable gross margin performance and operating profitability in both our Thin-film Equipment and Photonics business segments; and

•	Order and evaluation activity leading to a strengthened outlook for full-year revenues and profitability.

“Recent traction in orders and revenue in new markets reflect important milestones in the future growth trajectory of our company,” commented Wendell Blonigan, president and chief executive officer of Intevac. “In the first quarter, we recognized revenue on VERTEX volume production systems and received follow-on orders for 12 ENERGi implant tools, both of which represent the crossover from pilot tools to capacity production systems in each of our new Thin-film Equipment growth markets. We have been working for several years to diversify and grow our Thin-film Equipment business beyond the HDD market, and significant orders and revenues recognized in the first quarter is a material demonstration of our success in expanding our Thin-film Equipment revenue opportunity.

“In the first quarter, our Photonics business continued to deliver results favorable to our long-term model for this business, with 16% operating profitability. We are also pleased to report an important development, which is the approval of the DELTA-I program under the Department of Defense’s Coalition Warfare Program. This program is funded by the DoD, SOCOM and several foreign nation coalition partners. The DELTA-I program includes a $12 million funding commitment to complete the design of our ISIE 19 sensor as well as the development of a digitally-fused infrared/night vision goggle. This program is a key component of our ability to realize the future revenue opportunity pipeline for Photonics of well over $1 billion.”

	Q1 2017		Q1 2016
($ Millions, except per share amounts)	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$30.4	$30.4	$13.7	$13.7
Operating Income (Loss)	$2.1	$2.2	$(6.3)	$(6.3)
Net Income (Loss)	$1.8	$1.9	$(6.3)	$(6.3)
Net Income (Loss) per Diluted Share	$0.08	$0.08	$(0.31)	$(0.31)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

First Quarter 2017 Summary

Net income was $1.8 million, or $0.08 per diluted share, compared to a net loss of $6.3 million, or $0.31 per diluted share in the first quarter of 2016. The non-GAAP net income was $1.9 million or $0.08 per diluted share. This compares to the first quarter 2016 non-GAAP net loss of $6.3 million or $0.31 per diluted share.

Revenues were $30.4 million, including $21.5 million of Thin-film Equipment revenues and Photonics revenues of $8.9 million. Thin-film Equipment revenues consisted of four VERTEX coating systems for display cover panels, one 200 Lean® HDD system, upgrades, spares and service. Photonics revenues consisted of $6.9 million of product sales and $2.0 million of research and development contracts. In the first quarter of 2016, revenues were $13.7 million, including $5.6 million of Thin-film Equipment revenues and Photonics revenues of $8.1 million, which included $7.7 million of product sales and $0.4 million of research and development contracts.

Thin-film Equipment gross margin was 43.1%, compared to 9.0% in the first quarter of 2016, and compared to 38.9% in the fourth quarter of 2016. The improvement from the first quarter of 2016 and from the fourth quarter of 2016 was primarily due to higher revenue levels, improved factory absorption and lower inventory provisions. Photonics gross margin was 42.6%, compared to 41.5% in the first quarter of 2016 and 45.5% in the fourth quarter of 2016. The improvement from the first quarter of 2016 was due to higher margins on technology development contracts and lower inventory provisions. The decline from the fourth quarter of 2016 was due to lower margins on technology development contracts. Consolidated gross margin was 42.9%, compared to 28.2% in the first quarter of 2016 and 41.1% in the fourth quarter of 2016.

R&D and SG&A expenses were $10.9 million and were up compared to $10.2 million in the first quarter of 2016 and $9.0 million in the fourth quarter of 2016 primarily due to increased accruals for variable compensation programs as a result of the Company’s improved outlook for profitability for the year, and increased legal expenses for patent activity and contracts.

Order backlog totaled $73.0 million on April 1, 2017, compared to $68.5 million on December 31, 2016 and $44.7 million on April 2, 2016. Backlog at April 1, 2017 included three 200 Lean HDD systems, one INTEVAC MATRIX™ solar system and fourteen ENERGi solar ion implant systems. Backlog at December 31, 2016 included four 200 Lean HDD systems, four INTEVAC VERTEX display cover panel coating systems, one INTEVAC MATRIX solar system, and two ENERGi solar ion implant systems. Backlog as of April 2, 2016 included three solar systems.

The Company ended the quarter with $46.3 million of total cash, restricted cash and investments and $74.5 million in tangible book value.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 4148584.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-Film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark and INTEVAC MATRIX™, INTEVAC VERTEX™, ENERGi™ and oDLC™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, an increase in the revenue opportunity pipeline for Photonics, and the future financial performance of Intevac, such as achieving profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	April 1, 2017	April 2, 2016
Net revenues
Thin-film Equipment	$21,484	$5,580
Photonics	8,904	8,084

Total net revenues	30,388	13,664

Gross profit	13,047	3,856

Gross margin
Thin-film Equipment	43.1%	9.0%
Photonics	42.6%	41.5%

Consolidated	42.9%	28.2%

Operating expenses
Research and development	4,682	5,176
Selling, general and administrative	6,194	4,980
Acquisition-related[1]	80	16

Total operating expenses	10,956	10,172

Total operating income (loss)	2,091	(6,316)

Operating income (loss)
Thin-film Equipment	1,859	(5,445)
Photonics	1,465	407
Corporate	(1,233)	(1,278)

Total operating income (loss)	2,091	(6,316)

Interest and other income	110	37

Income (loss) before income taxes	2,201	(6,279)
Provision for income taxes	372	26

Net income (loss)	$1,829	$(6,305)

Net income (loss) per share
Basic	$0.09	$(0.31)
Diluted	$0.08	$(0.31)

Weighted average common shares outstanding
Basic	21,216	20,551
Diluted	22,790	20,551

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	April 1, 2017	December 31, 2016
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$40,804	$44,645
Accounts receivable, net	21,630	17,447
Inventories	24,077	24,876
Prepaid expenses and other current assets	2,103	1,768

Total current assets	88,614	88,736

Long-term investments	4,038	3,593
Restricted cash	1,450	1,602
Property, plant and equipment, net	11,883	11,237
Intangible assets, net	2,045	2,258
Other long-term assets	698	898

Total assets	$108,728	$108,324

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$6,824	$5,323
Accrued payroll and related liabilities	4,029	4,220
Other accrued liabilities	6,429	17,011
Customer advances	11,572	5,422

Total current liabilities	28,854	31,976

Other long-term liabilities	3,288	3,082
Stockholders’ equity
Common stock ($0.001 par value)	21	21
Additional paid in capital	173,865	171,314
Treasury stock, at cost	(28,489)	(28,489)
Accumulated other comprehensive income	359	321
Accumulated deficit	(69,170)	(69,901)

Total stockholders’ equity	76,586	73,266

Total liabilities and stockholders’ equity	$108,728	$108,324

Note: Amounts as of December 31, 2016 are derived from the December 31, 2016 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	April 1, 2017	April 2, 2016
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$2,091	$(6,316)
Change in fair value of contingent consideration obligations[1]	80	16

Non-GAAP Operating Income (Loss)	$2,171	$(6,300)

Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$1,829	$(6,305)
Change in fair value of contingent consideration obligations[1]	80	16
Income tax effect of non-GAAP adjustments[2]	—	—

Non-GAAP Net Income (Loss)	$1,909	$(6,289)

Non-GAAP Net Income (Loss) Per Share
Reported net income (loss) per share (GAAP basis)	$0.08	$(0.31)
Change in fair value of contingent consideration obligations[1]	—	—
Non-GAAP Net Income (Loss) Per Share	$0.08	$(0.31)

Weighted average number of diluted shares outstanding	22,790	20,551

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.